As filed with the Securities and Exchange Commission on February 25, 2008.

Registration No. 333-131438

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CBS Corporation

(Exact name of registrant as specified in its charter)

Delaware	04-2949533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

51 West 52nd Street

New York, New York 10019

(212) 975-4321

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Louis J. Briskman

Executive Vice President and General Counsel

CBS Corporation

51 West 52nd Street

New York, New York 10019

(212) 975-4321

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard Chatzinoff

Michael Lubowitz

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the Public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.	☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Deregistration of Securities

This post-effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-131438) of registrant filed with the Securities and Exchange Commission on February 1, 2006 (the “Registration Statement”) hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder.

In accordance with the registrant’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of February, 2008.

CBS CORPORATION
By:	/s/ Louis J. Briskman
	Name:	Louis J. Briskman
	Title:	Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Sumner M. Redstone Sumner M. Redstone	Executive Chairman of the Board and Founder	February 25, 2008
/s/ Leslie Moonves Leslie Moonves	President and Chief Executive Officer Director (Principal Executive Officer)	February 25, 2008
/s/ Fredric G. Reynolds Fredric G. Reynolds	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 25, 2008
/s/ Susan C. Gordon Susan C. Gordon	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	February 25, 2008
* David R. Andelman	Director	February 25, 2008
* Joseph A. Califano Jr.	Director	February 25, 2008
* William S. Cohen	Director	February 25, 2008
* Charles K. Gifford	Director	February 25, 2008

* Bruce S. Gordon	Director	February 25, 2008
* Shari Redstone	Vice Chair of the Board	February 25, 2008
*By:	/s/ Louis J. Briskman Louis J. Briskman Attorney-in-fact for the Directors	February 25, 2008